EXHIBIT 23.3
Consent of Independent Auditors
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated May 19, 2006 (except for Note 15 which is as at January 15, 2007) relating to the financial statements of Canadian Capital Corporation, appearing in the Form 8-K/A of Dollar Financial Corp. dated January 16, 2007.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
signed “BDO Dunwoody LLP”
Chartered Accountants, Licensed Public Accountants
Markham, Ontario
September 19, 2007